UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

HWH International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41254	87-3296100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HWH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously reported by HWH International Inc. (the “Company”), The Nasdaq Stock Market LLC (“Nasdaq”), issued a delist letter based on the Company’s non-compliance with the market value of publicly held shares and market value of listed securities requirements of the Nasdaq Global Market. The Company’s compliance plan was approved by a Nasdaq hearing panel (the “Panel”) granting the Company an exception to regain compliance with these requirements until December 31, 2024. In addition, the Panel gave the Company until December 31, 2024, to demonstrate compliance with The Nasdaq Capital Market stockholders’ equity requirement of $2.5 million in order to transfer the Company’s securities to The Nasdaq Capital Market. To regain compliance with the stockholders’ equity requirement, the Company must achieve stockholders’ equity of at least $2.5 million and must demonstrate its ability to sustain compliance with that requirement.

As a result of the transactions described below, as of the date of this current report on Form 8-K, the Company believes it has stockholders’ equity in excess of $2.5 million. The Company intends to notify Nasdaq of its compliance status so that Nasdaq can make a determination as to whether the Company has regained compliance with all applicable requirements for continued listing on The Nasdaq Capital Market.

November 25, 2024 Stock Purchase Agreement with Alset Inc.

As described in the current report on Form 8-K filed by the Company with the SEC on November 26, 2024, on November 25, 2024, the Company entered into a stock purchase agreement with Alset pursuant to which Alset agreed to purchase 4,411,764 newly issued shares of the Company’s common stock for a purchase price of $0.68 per share. Alset is the majority shareholder of the Company. The Company gained $3,000,000 in stockholders’ equity as a result of this transaction.

December 24, 2024 Stock Purchase Agreement with Alset Inc.

As described in the current report on Form 8-K filed by the Company with the SEC on December 26, 2024, on December 24, 2024, the Company entered into a stock purchase agreement with Alset pursuant to which Alset agreed to purchase 1,300,000 newly issued shares of the Company’s common stock for a purchase price of $0.45 per share. The Company gained $585,000 in stockholders’ equity as a result of this transaction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement with Alset Inc. dated November 25, 2024, incorporated by reference to Exhibit 10.1 to HWH International Inc.’s current report on Form 8-K filed with the SEC on November 26, 2024.
10.2	Stock Purchase Agreement with Alset Inc. dated December 24, 204, incorporated by reference to Exhibit 10.1 to HWH International Inc.’s current report on Form 8-K filed with the SEC on December 26, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2024	HWH INTERNATIONAL INC.

	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Chief Financial Officer